Exhibit 10.1

                        LEASE CONTRACT FOR COMMERCIAL USE

This Rental Agreement and/or Lease shall evidence the complete terms and conditions under which the parties whose signatures appear below have agreed. Landlord/Lessor, Slavko Didic shall be referred to as "LANDLORD" and Tenant(s)/Lessee, Miami Days Corp. , shall be referred to as "RENTER." As consideration for this agreement, LANDLORD agrees to rent/lease to RENTER and RENTER agrees to rent/lease from LANDLORD for use solely as a business residence, the premises located at Save Jovsica 9E, Zvezdara 11000 in the city of Belgrade in Serbia.

1. TERMS: RENTER agrees to pay $1000.00 per month on the 1st day of each month. This agreement shall commence on November 1st 2012 and continue until November 1st 2013 on a month-to-month tenancy until either party shall terminate this agreement by giving a written notice of intention to terminate at least 30 days prior to the date of termination.

2. PAYMENTS: Rent and/or other charges are to be paid as designated by the owner as follows. All payments are to be made by check, money order or a wire transfer, and cash shall be acceptable. LANDLORD expects receipt of the First Month's rent of $1000 by October 15th 2012, and a Security Deposit of $1000 by October 15th 2012, for a total payment of $2000. All payments are to be made payable to Slavko Didic the LANDLORD.

3. SECURITY DEPOSITS: The total of the above deposits shall secure compliance with the terms and conditions of this agreement and shall be refunded to RENTER within 30 days after the premises have been completely vacated less any amount necessary to pay LANDLORD; a) any unpaid rent, b) cleaning costs, c) key replacement costs, d) cost for repair of damages to premises and/or common areas above ordinary wear and tear, and e) any other amount legally allowable under the terms of this agreement. A written accounting of said charges shall be presented to RENTER within 7 days of move-out. If deposits do not cover such costs and damages, the RENTER shall immediately pay said additional costs for damages to LANDLORD.

4. LATE CHARGE: A late fee of $100, said amount not to exceed 10% of the monthly rent, shall be added to any payment of rent made before the 7 day(s) after the due date or for which a deficient (bounced) check shall have been given.

5. UTILITIES: RENTER agrees to pay all utilities and/or services based upon occupancy of the premises except any Property and Land Taxes.

6. PARKING: When RENTER is assigned a parking area/space on LANDLORD'S property, the parking area/space shall be used exclusively for RENTER's automobiles and/or those approved vehicles listed on Business Owner's Application. RENTER is hereby assigned or permitted to park only at the agreed area. The parking fee for this space is $0.00 monthly. Said space shall not be used for the painting, or repair of vehicles. No other parking space shall be used by RENTER. RENTER is responsible for oil leaks and other vehicle discharges for which RENTER shall be charged for cleaning if deemed necessary by LANDLORD.

7. NOISE: RENTER agrees not to cause or allow any noise or activity on the premises which might disturb another RENTER and/or neighboring businesses. Said noise and/or activity shall be a breach of this agreement.

8. PETS: No animal or pet of any kind shall be kept on or about the premises, for any amount of time, without obtaining the prior written consent and meeting the requirements of the LANDLORD.

9. DESTRUCTION OF PREMISES: If the premises become totally or partially destroyed during the term of this Agreement so that RENTER'S use is seriously
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impaired, LANDLORD or RENTER may terminate this Agreement immediately upon three day written notice to the other.

10. CONDITION OF PREMISES: RENTER acknowledges that he has examined the premises and that said premises, all furnishings, fixtures, furniture, plumbing, heating, electrical facilities, all items listed on the attached property condition checklist, if any, and/or all other items provided by LANDLORD are all clean, and in good satisfactory condition except as may be indicated elsewhere in this Agreement. RENTER agrees to keep the premises and all items in good order and good condition and to immediately pay for costs to repair and/or replace any portion of the above damaged by RENTER, his customers and clients, except as provided by law. At the termination of this Agreement, all of above items in this provision shall be returned to LANDLORD in clean and good condition except for reasonable wear and tear and the premises shall be free of all business and personal property and trash not belonging to LANDLORD. It is agreed that all dirt, holes, tears, burns, and stains of any size or amount on the upholstery, drapes, walls, fixtures, equipment and/or any other part of the premises, do not constitute reasonable wear and tear.

11. ALTERATIONS: RENTER shall not paint, alter or redecorate, change or install locks, install antenna or other equipment, screws, fastening devices, large nails, or adhesive materials, place signs, displays, or other exhibits, on or in any portion of the premises without the written consent of the LANDLORD except as may be provided by law.

12. PROPERTY MAINTENANCE: RENTER shall deposit all waste and garbage in a clean and sanitary manner into the proper receptacles and shall cooperate in keeping the garbage area neat and clean. RENTER shall be responsible for disposing of items of such size and nature as are not normally acceptable by the garbage hauler. RENTER shall be responsible for keeping the working kitchen area and toilet drains free of things that may tend to cause clogging of the drains. RENTER shall pay for the cleaning out of any plumbing fixture that may need to be cleared of stoppage and for the expense or damage caused by stopping of waste pipes or overflow from drains, sinks or wash basins.

13. CHANGE OF TERMS: The terms and conditions of this agreement are subject to future change by LANDLORD after the expiration of the agreed lease period upon 30-day written notice setting forth such change and delivered to RENTER. Any changes are subject to laws in existence at the time of the Notice of Change Of Terms.

14. TERMINATION: After expiration of the leasing period, this agreement is automatically renewed from month to month, but may be terminated by either party giving to the other a 30-day written notice of intention to terminate. Where laws require "just cause", such just cause shall be so stated on said notice. The premises shall be considered vacated only after all areas including storage areas are clear of all RENTER'S belongings, and keys and other property furnished for RENTER'S use are returned to LANDLORD. Should the RENTER hold over beyond the termination date or fail to vacate all possessions on or before the termination date, RESIDENT shall be liable for additional rent and damages which may include damages due to LANDLORD'S loss of prospective new renters.

15. POSSESSION: If LANDLORD is unable to deliver possession of the residence to RENTERS on the agreed date, because of the loss or destruction of the residence or because of the failure of the prior residents to vacate or for any other reason, the RENTER and/or LANDLORD may immediately cancel and terminate this agreement upon written notice to the other party at their last known address, whereupon neither party shall have liability to the other, and any sums paid under this Agreement shall be refunded in full. If neither party cancels, this Agreement shall be prorated and begin on the date of actual possession.

16. INSURANCE: RENTER acknowledges that LANDLORD insurance does not cover personal property damage caused by fire, theft, rain, war, acts of God, acts of others, and/or any other causes, nor shall LANDLORD be held liable for such losses. RENTER is hereby advised to obtain his own insurance policy to cover any personal losses.

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17. RIGHT OF ENTRY AND INSPECTION: LANDLORD may enter, inspect, and/or repair the premises at any time in case of emergency or suspected abandonment. LANDLORD shall give 24 hours advance notice and may enter for the purpose of showing the premises during normal business hours to prospective renters, buyers, lenders, for smoke alarm inspections, and/or for normal inspections and repairs. LANDLORD is permitted to make all alterations, repairs and maintenance that in LANDLORD'S judgment is necessary to perform.

18. ASSIGNMENT: RENTER agrees not to transfer, assign or sublet the premises or any part thereof.

19. PARTIAL INVALIDITY: Nothing contained in this Agreement shall be construed as waiving any of the LANDLORD'S or RENTERS'S rights under the law. If any part of this Agreement shall be in conflict with the law, that part shall be void to the extent that it is in conflict, but shall not invalidate this Agreement nor shall it affect the validity or enforceability of any other provision of this Agreement.

20. NO WAIVER: LANDLORD'S acceptance of rent with knowledge of any default by RESIDENT or waiver by LANDLORD of any breach of any term of this Agreement shall not constitute a waiver of subsequent breaches. Failure to require compliance or to exercise any right shall not be constituted as a waiver by LANDLORD of said term, condition, and/or right, and shall not affect the validity or enforceability of any provision of this Agreement.

21. ATTORNEY FEES: If any legal action or proceedings be brought by either party of this Agreement, the prevailing party shall be reimbursed for all reasonable attorney's fees and costs in addition to other damages awarded.

22. REPORT TO CREDIT/TENANT AGENCIES: You are hereby notified that a nonpayment, late payment or breach of any of the terms of this rental agreement may be submitted/reported to a credit and/or tenant reporting agency, and may create a negative credit record on your credit report.

23. ADDITIONS AND/OR EXCEPTIONS: None

24. NOTICES: All notices to RENTER shall be served at RENTER'S premises of business and all notices to LANDLORD shall be served in person to the LANDLORD.

25. ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement between LANDLORD and RENTER. No oral agreements have been entered into, and all modifications or notices shall be in writing to be valid.

26. RECEIPT OF AGREEMENT: The undersigned RENTER has read and understood this Agreement and hereby acknowledges receipt of a copy of this Rental Agreement. Signature and Title for RENTER


/s/ Bojan Didic, President
-----------------------------------------

Date 08/07/2012


LANDLORD'S Signature /s/ Slavko Didic
-----------------------------------------

Date 08.07.2012

(No representation is made as to the legal validity or the adequacy of any provision in this Agreement. If you desire legal advice, consult your attorney.)


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